Exhibit 10.3

CONSULTING AGREEMENT

        THIS AGREEMENT (this "Agreement"), dated the 23rd day of November, 2001, between JOHN CULLEN, an individual residing at 37 Amelia Street, Barrie, Ontario L4M 1M5 ("Consultant"), and BIOGAN INTERNATIONAL, INC., a Delaware corporation having an office at 150 King Street West, Suite 2315, Toronto, Ontario Canada M5H 1J9 ("Biogan").

RECITALS:

        WHEREAS, Consultant is a director of Biogan; and

        WHEREAS, Consultant has had access to, and has gained knowledge with respect to, the business of Biogan; and

        WHEREAS, Consultant possesses expertise in financial and capital market matters which benefits the business of Biogan; and

        WHEREAS, Biogan and Consultant each desire Consultant to provide consulting services to Biogan.

        NOW, THEREFORE, Consultant and Biogan agree as follows:

        1.    Consulting Commitment. Biogan hereby engages Consultant, and Consultant agrees, to provide consulting services to Biogan. Consultant shall provide consulting services on such terms and conditions as are from time to time mutually agreed upon by Consultant and Biogan.

        2.    Consideration. In consideration of the services to be rendered by Consultant pursuant to this Agreement, Biogan agrees to pay to Consultant Three Thousand Dollars ($3,000) per month.

        3.    Termination. This agreement may be terminated upon 5 days written notice by either party.

        4.    Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Delaware.

        5.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

        6.    Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

        7.    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement.

___________________________________ John Cullen

BIOGAN INTERNATIONAL, INC.

By:_________________________________ Name: Title: